Exhibit 99.1

DeVry Education Group Announces Second Quarter 2014 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--February 4, 2014--DeVry Education Group Inc. (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2014 second-quarter ended Dec. 31, 2013. DeVry Group also reported enrollment results at DeVry Medical International, Chamberlain College of Nursing, Carrington Colleges Group, and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments for the quarter:

  Carrington College California obtained conditional approval to add the campuses of Carrington College from its accreditor, which will result in one, regionally accredited institution
  Chamberlain College of Nursing received full approval for its Houston campus from the Texas Board of Nursing and was granted initial approval for a second campus in the Houston area
  The American University of the Caribbean School of Medicine completed its new $30 million academic building
  DeVry Group completed the divestiture of Advanced Academics to, and formed a strategic partnership with, Connections Education/Pearson

Selected financial data for the three months ended Dec. 31, 2013:

  Total revenues decreased 1.9 percent to $491.3 million
  Medical and Healthcare and International and Professional Education segment revenues grew 13.5 percent and 16.6 percent respectively, while Business, Technology and Management revenues declined 14.4 percent
  Reported net income of $48.2 million, compared to $50.3 million last year; net income from continuing operations and excluding special items was $52.0 million, down 9.0 percent from prior year
  Reported diluted earnings per share of $0.74, compared to earnings per share of $0.78 last year; earnings per share from continuing operations and excluding special items was $0.80, compared to $0.88 last year

Selected financial data for the six months ended Dec. 31, 2013:

  Total revenues decreased 3.9 percent to $942.2 million
  Medical and Healthcare and International and Professional Education segment revenues grew 12.3 percent and 17.3 percent respectively, while Business, Technology and Management revenues declined 16.4 percent
  Reported net income of $41.0 million, compared to $82.3 million last year; net income from continuing operations and excluding special items was $66.2 million, down 27.5 percent from prior year
  Reported diluted earnings per share of $0.63, compared to earnings per share of $1.27 last year; earnings per share from continuing operations and excluding special items was $1.02, as compared to $1.41 last year
  Operating cash flow of $113.1 million compared to $180.2 million last year
  Cash and cash equivalents increased to $262.0 million as of Dec. 31, 2013, from $216.6 million as of Dec. 31, 2012
  Generated $35 million in cost savings and value creation in its institutions in transition during the first six months, putting these institutions on track to achieve $75 million in savings for the fiscal year

The second quarter fiscal year 2014 results contained the following special items:

  A $2.9 million after-tax, or $0.04 per share, restructuring charge for real estate consolidations and workforce reductions.
  A $0.9 million net of tax loss, or $0.01 per share, on discontinued operations at Advanced Academics

See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule”.

“Our formula of quality plus diversification equals growth is mitigating the current weakness in certain segments of U.S. postsecondary education,” said Daniel Hamburger, DeVry Group’s president and chief executive officer. “We are investing in the expansion of our growing institutions, particularly healthcare, professional and international education, as we execute our turnaround plans at DeVry University and Carrington.”

Operating Highlights

Medical and Healthcare Segment

During the quarter, segment revenue of $190.4 million increased 13.5 percent compared to the prior year. Excluding special charges, segment operating income increased 42.6 percent to $40.1 million versus the previous year. For the six-month period, revenues increased 12.3 percent to $366.3 million and segment operating income, excluding special charges, rose 24.5 percent to $66.3 million versus prior year.

DeVry Medical International

In the January 2014 term for DeVry Medical International, new students decreased 3.5 percent to 582 compared to 603 students for prior year session. Total students increased 5.6 percent to 6,673 compared to 6,318 students in the same session last year.

Chamberlain College of Nursing

During the quarter, Chamberlain grew its revenue by 26.2 percent, primarily driven by new locations, campus expansions, and new programs.

For the November 2013 session, new online students grew by 50.3 percent to 1,952 students. Total students increased 28.5 percent to 15,732.

For the January 2014 session, new online students grew by 55.7 percent to 2,328 students. New onsite students totaled 1,173 in the period. Total students for the session increased 32.2 percent to a record 18,136 for the session.

Chamberlain’s Cleveland campus celebrated its grand opening in October. During the quarter, the Texas Board of Nursing granted full approval to Chamberlain’s Houston campus and preliminary approval for a second campus in the Houston area.

Carrington Colleges Group

During the quarter, revenue grew 3.4 percent during the second quarter as Carrington is benefitting from executing on its turnaround plan.

For the three-month period ending Dec. 31, 2013, new student enrollment declined 3.2 percent to 1,706 versus 1,763 in the previous year. Total enrollment decreased 0.6 percent to 7,358 from 7,405 in the previous year. Carrington College California recently announced it has obtained conditional approval from its accreditor to add the campuses of Carrington College to its existing campus network. Pending successful site visits and final approval by its accreditor, Carrington College California will encompass 17 campuses located in California, Arizona, New Mexico, Idaho, Nevada, Texas and Washington.

International and Professional Education Segment

Segment revenue increased 16.6 percent to $61.4 million compared to the prior year. Segment operating income grew 7.8 percent to $16.4 million versus the previous year. For the six-month period, revenues increased 17.3 percent to $105.2 million while segment operating income declined $1.1 million to $17.5 million versus prior year.

Becker Professional Education

During the quarter, Becker grew its revenue by 5 percent, primarily driven by growth in sales of its CPA exam preparation program. Becker also continues to experience growth in the United States Medical Licensing Exam (USMLE), Association of Chartered Certified Accountants (ACCA), and Continuing Professional Education (CPE) markets.

DeVry Brasil

Revenue grew nearly 29 percent over the previous year. During the quarter, temporary admission constraints were lifted on two of the three restricted programs at one of DeVry Brasil’s institutions, Area1.

Recently DeVry Brasil’s Favip was granted Centro Universitário status from the Brazilian Ministry of Education and Culture based on the number of recognized courses that it offers, the breadth of the institution’s programs, and the quality of its faculty, including contributions to scientific research and community outreach.

Business, Technology, and Management Segment

DeVry University

Segment revenue of $239.9 million declined 14.4 percent compared to the prior year. Excluding special items, the segment generated $9.9 million of operating income during the quarter. For the six-month period, revenues declined 16.4 percent to $472.2 million and the segment reported operating income of $4.9 million, excluding special items.

For the November 2013 session at DeVry University new undergraduate enrollments decreased 12 percent to 4,824 compared to 5,482 the previous year. Total undergraduate students decreased 11.7 percent to 43,726 versus 49,515 for the session a year ago. In addition to overall cyclical weakness across higher education, the impact of the government shutdown in late October affected November enrollment results. The rate of decline in new student enrollment narrowed in the January session. January 2014 new undergraduate enrollments decreased 7.9 percent to 4,911 compared to 5,330 the previous year. Total undergraduate students decreased 15.1 percent to 45,097 versus 53,138 for the January session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the November session decreased 14.1 percent to 16,778 versus 19,540 for the same session a year ago. For the January session, total graduate coursetakers decreased 18 percent to 17,322 versus 21,131 for the same session a year ago.

DeVry University recently announced that it is offering a Career Catalyst Scholarship to qualified students who enroll for the March session.

Balance Sheet/Cash Flow

For fiscal second quarter, DeVry Group generated $113.1 million of operating cash flow. As of Dec. 31, 2013, cash and cash equivalents increased 21 percent to $262.0 million. DeVry Group has no outstanding borrowings.

Conference Call and Webcast Information

DeVry Group will host a conference call on Feb. 4, 2014, at 4:00 p.m. Central Standard Time (5:00 p.m. Eastern Standard Time) to discuss its fiscal 2014 second-quarter results and other developments with respect to DeVry Group. The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, chief financial officer and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone, dial 888-317-6016 (domestic) or 412-317-6016 (international). Please say “DeVry Group Call”. DeVry Group will also broadcast the conference call via webcast. Interested parties may access the webcast through the Investor Relations section of DeVry Group's website, or http://services.choruscall.com/links/dv140204.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Feb. 26, 2014. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10039633. To access the webcast replay, please visit the company's website, or http://services.choruscall.com/links/dv140204.html.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call (630) 353-3800 or visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2013 and filed with the Securities and Exchange Commission on August 29, 2013.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2014	FY 2013	Change
Revenues	$491,269	$500,666	-1.9%
Net Income	$48,155	$50,286	-4.2%
Earnings per Share (diluted)	$0.74	$0.78	-5.1%
Number of common shares (diluted)	64,719	64,536	-0.3%

	Six Months
	FY 2014	FY 2013	Change
Revenues	$942,181	$980,586	-3.9%
Net Income	$41,023	$82,275	-50.1%
Earnings per Share (diluted)	$0.63	$1.27	-50.4%
Number of common shares (diluted)	64,616	64,788	-0.3%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the second quarter and first six months of fiscal year 2014, DeVry Group recorded expenses related to workforce reductions and real estate consolidations to align its cost structure at DeVry University, Carrington Colleges and DeVry Education Group home office with enrollments. DeVry Group also recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia. Additionally, DeVry Group recorded the operating results of Advanced Academics Inc. reporting unit as discontinued operations. The following table illustrates the effects of restructuring charges, discontinued operations and gain on the sale of assets on DeVry Group’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these special items and discontinued operations provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

Non-GAAP Earnings Disclosure
PRELIMINARY

	For The Three Months		For The Six Months
	Ended December 31,		Ended December 31,

	2013	2012	2013	2012
Net Income	$48,155	$50,286	$41,023	$82,275
Earnings per Share (Diluted)	$0.74	$0.78	$0.63	$1.27

Discontinued Operations (net of tax)	$920	$838	$16,248	$3,012
Effect on Earnings per Share (Diluted)	$0.01	$0.01	$0.25	$0.05

Restructuring Expenses (net of tax)	$2,877	$5,940	$10,057	$5,940
Effect on Earnings per Share (Diluted)	$0.04	$0.09	$0.16	$0.09

Gain on Sale of Assets (net of tax)	$-	$-	$(1,167)	$-
Effect on Earnings per Share (Diluted)	$-	$-	$(0.02)	$-

Net Income from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets (Diluted)	$51,952	$57,064	$66,161	$91,227

Earnings per Share from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets (Diluted)	$0.80	$0.88	$1.02	$1.41

Enrollment Results
	2013/14	2012/13	% Change
DeVry Education Group Student Enrollments(1)

Total students	120,798	124,007	-2.6

Chamberlain College of Nursing
November Session
New students (online only)	1,952	1,299	50.3
New students (onsite only)(2)	-	822	N/A
Total students	15,732	12,247	28.5
January Session
New students (online only)	2,328	1,495	55.7
New students (onsite only) (2)	1,173	625	87.7
Total students	18,136	13,714	32.2

Carrington Colleges Group
3 months ending Dec. 31, 2013
New students	1,706	1,763	-3.2
Total students	7,358	7,405	-0.6

DeVry Medical International
January Term
New students	582	603	-3.5
Total students	6,673	6,318	5.6

DeVry University
Undergraduate: November Session
New students	4,824	5,482	-12.0
Total students	43,726	49,515	-11.7
Undergraduate: January Session
New students	4,911	5,330	-7.9
Total students	45,097	53,138	-15.1
Graduate: November Session
Coursetakers(3)	16,778	19,540	-14.1
Graduate: January Session
Coursetakers(3)	17,322	21,131	-18.0
Online
November Session
Total coursetakers(3)(4)	57,258	62,899	-9.0
January Session
Total coursetakers(3)(4)	59,645	67,983	-5.2

1)	Excludes Becker Professional Education. Includes the most recently reported enrollments at DeVry Group’s other institutions.
2)	New enrollment comparisons for the November and January sessions were impacted by a realignment of Chamberlain’s academic calendar.
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
4)	Includes both undergraduate and graduate students.

Chart 1: DeVry Education Group 2014 Announcements & Events
April 24, 2014	Fiscal 2014 Third Quarter Results and March Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Brasil

August 7, 2014	Fiscal 2014 Fourth Quarter/Year-End and May/July Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International

October 23, 2014	Fiscal 2015 First Quarter Results and September Enrollment
DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International DeVry Brasil

November 5, 2014	Annual Shareholders’ Meeting

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2013	2013	2012

ASSETS
Current Assets
Cash and Cash Equivalents	$262,034	$196,576	$216,567
Marketable Securities and Investments	3,263	2,975	2,752
Restricted Cash	11,873	7,019	3,894
Accounts Receivable, Net	117,812	139,778	118,322
Deferred Income Taxes, Net	31,169	29,758	25,008
Refundable Income Taxes	6,969	154	23,827
Prepaid Expenses and Other	42,625	49,685	31,695
Current Assets of Divested Business	-	16,219	28,706
Total Current Assets	475,745	442,164	450,771

Land, Buildings and Equipment
Land	66,539	71,122	65,963
Buildings	429,463	424,902	388,010
Equipment	472,944	475,656	459,711
Construction In Progress	44,115	33,724	48,143
	1,013,061	1,005,404	961,827
Accumulated Depreciation and Amortization	(455,018)	(433,747)	(407,991)
Land, Buildings and Equipment of Divested Business, Net	-	-	5,521
Land, Buildings and Equipment, Net	558,043	571,657	559,357

Other Assets
Intangible Assets, Net	293,720	281,998	294,177
Goodwill	514,757	508,937	566,199
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	33,398	33,025	30,112
Other Assets of Divested Business	-	5,787	718
Total Other Assets	855,325	843,197	904,656

TOTAL ASSETS	$1,889,113	$1,857,018	$1,914,784

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2013	2013	2012

LIABILITIES
Current Liabilities
Accounts Payable	$62,721	$55,131	$60,383
Accrued Salaries, Wages and Benefits	77,447	88,444	63,607
Accrued Expenses	69,259	74,451	71,432
Advance and Deferred Tuition	97,725	97,478	140,576
Current Liabilities of Divested Business	-	713	1,530
Total Current Liabilities	307,152	316,217	337,528

Other Liabilities
Deferred Income Taxes, Net	59,941	60,103	64,444
Deferred Rent and Other	91,054	82,576	107,553
Total Non-current Liabilities	150,995	142,679	171,997
Other Liabilities of Divested Business	-	112	-

TOTAL LIABILITIES	458,147	459,008	509,525

NON-CONTROLLING INTEREST	5,975	854	8,901

SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
63,332,000, 62,946,000 and 63,287,000 Shares issued
and outstanding at December 31, 2013, June 30, 2013
and December 31, 2012, respectively.	752	745	744
Additional Paid-in Capital	304,807	291,269	280,901
Retained Earnings	1,599,985	1,575,009	1,560,130
Accumulated Other Comprehensive Income	(25,573)	(17,101)	(6,696)
Treasury Stock, at Cost (11,661,000, 11,581,000 and 11,079,000
Shares, Respectively)	(454,980)	(452,766)	(438,721)

TOTAL SHAREHOLDERS' EQUITY	1,424,991	1,397,156	1,396,358

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,889,113	$1,857,018	$1,914,784

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,

	2013	2012	2013	2012

REVENUES:
Tuition	$457,888	$471,881	$877,205	$920,566
Other Educational	33,381	28,785	64,976	60,020

Total Revenues	491,269	500,666	942,181	980,586

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	242,997	240,244	484,732	479,697
Student Services and Administrative Expense	185,046	183,743	374,205	374,762
Gain on Sale of Asset	-	-	(1,918)	-
Restructuring Expenses	4,664	9,484	16,329	9,484

Total Operating Costs and Expenses	432,707	433,471	873,348	863,943

Operating Income	58,562	67,195	68,833	116,643

INTEREST (EXPENSE) INCOME:
Interest Income	310	230	893	791
Interest Expense	(1,052)	(759)	(2,052)	(2,250)

Net Interest (Expense) Income	(742)	(529)	(1,159)	(1,459)

Income from Continuing Operations Before Income Taxes	57,820	66,666	67,674	115,184

Income Tax Provision	(8,492)	(14,604)	(10,195)	(29,126)

Income from Continuing Operations	49,328	52,062	57,479	86,058

DISCONTINUED OPERATIONS
Loss from Operations of Divested Component	(1,387)	(1,290)	(17,711)	(4,948)
Income Tax Benefit	467	452	1,463	1,936
Loss on Discontinued Operations	(920)	(838)	(16,248)	(3,012)

NET INCOME	48,408	51,224	41,231	83,046

Net Income Attributable to Noncontrolling Interest	(253)	(938)	(208)	(771)

NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP INC.	$48,155	$50,286	$41,023	$82,275

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP INC.:
Income from Continuing Operations, Net of Income Taxes	49,075	51,124	57,271	85,287
Loss from Discontinued Operations, Net of Income Taxes	(920)	(838)	(16,248)	(3,012)
NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP INC.	$48,155	$50,286	$41,023	$82,275

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP INC. SHAREHOLDERS
Basic
Continuing Operations	$0.76	$0.79	$0.89	$1.32
Discontinued Operations	(0.01)	(0.01)	(0.25)	(0.05)
	$0.75	$0.78	$0.64	$1.27
Diluted
Continuing Operations	$0.75	$0.79	$0.88	$1.32
Discontinued Operations	(0.01)	(0.01)	(0.25)	(0.05)
	$0.74	$0.78	$0.63	$1.27

Cash Dividend Declared per Common Share	$0.17	$0.17	$0.17	$0.17

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Six Months
	Ended December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$41,231	$83,046
Loss from Discontinued Operations	16,248	3,012
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	9,860	8,370
Depreciation	40,719	40,842
Amortization	3,590	5,019
Provision for Refunds and Uncollectible Accounts	37,274	40,777
Deferred Income Taxes	1,699	2,075
Loss on Disposals of Land, Buildings and Equipment	1,333	2,237
Unrealized Loss on Assets Held for Sale	244	6,250
Realized Gain on Sale of Assets	(1,918)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(4,854)	(1,396)
Accounts Receivable	(17,170)	(62,674)
Prepaid Expenses And Other	1,338	29,040
Accounts Payable	7,592	(1,449)
Accrued Salaries, Wages, Expenses and Benefits	(23,279)	(11,590)
Deferred and Advance Tuition	(589)	42,332

Net Cash Provided by Operating Activities-Continuing Operations	113,318	185,891
Net Cash Provided by Operating Activities-Discontinued Operations	(197)	(5,686)
NET CASH PROVIDED BY OPERATING ACTIVITIES	113,121	180,205

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(33,426)	(47,213)
Payment for Purchase of Business, Net of Cash Acquired	(12,343)	(31,386)
Marketable Securities Purchased	(106)	(82)
Cash Received from Sale of Assets	8,662	-

Net Cash Used in Investing Activities-Continuing Operations	(37,213)	(78,681)
Net Cash Used in Investing Activities-Discontinued Operations	-	(972)
NET CASH USED IN INVESTING ACTIVITIES	(37,213)	(79,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	3,576	1,139
Proceeds from Stock issued Under Employee Stock Purchase Plan	708	756
Repurchase of Common Stock for Treasury	-	(38,567)
Cash Dividends Paid	(10,941)	(20,707)
Excess Tax Benefit from Stock-Based Payments	-	58
Payments of Seller Financed Debt	(2,138)	-

NET CASH USED IN FINANCING ACTIVITIES	(8,795)	(57,321)

Effects of Exchange Rate Differences	(2,223)	(1,048)

NET INCREASE IN CASH AND CASH EQUIVALENTS	64,890	42,183

Cash and Cash Equivalents at Beginning of Period	197,144	174,076
Cash and Cash Equivalents at End of Period	262,034	216,259
Less: Cash and Cash Equivalents of Discontinued Operations at End of Period	-	308
Cash and Cash Equivalents at End of Period	$262,034	$216,567

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
REVENUES:
Medical and Healthcare	$190,447	$167,746	13.5%	$366,303	$326,103	12.3%
International and Professional Education	61,430	52,681	16.6%	105,151	89,630	17.3%
Business, Technology and Management	239,913	280,239	-14.4%	472,222	564,853	-16.4%
Intersegment Elimination	(521)	-	NM	(1,495)	-	NM

Total Consolidated Revenues	491,269	500,666	-1.9%	942,181	980,586	-3.9%

OPERATING INCOME:
Medical and Healthcare	35,311	26,705	32.2%	60,827	51,887	17.2%
International and Professional Education	16,409	15,227	7.8%	17,489	18,576	-5.9%
Business, Technology and Management	9,947	38,835	-74.4%	(1,114)	64,405	-101.7%
Reconciling Items:
Amortization Expense	(1,612)	(2,412)	NM	(3,261)	(4,690)	NM
Depreciation and Other	(1,493)	(11,160)	NM	(5,108)	(13,535)	NM

Total Consolidated Operating Income	58,562	67,195	-12.8%	68,833	116,643	-41.0%

INTEREST (EXPENSE) INCOME:
Interest Income	310	230	34.8%	893	791	12.9%
Interest Expense	(1,052)	(759)	38.6%	(2,052)	(2,250)	-8.8%

Net Interest and Other Income (Expense)	(742)	(529)	40.3%	(1,159)	(1,459)	-20.6%

Total Consolidated Income before Income Taxes	$57,820	$66,666	-13.3%	$67,674	$115,184	-41.2%

Restructuring charges and adjustments to these charges were recorded for the three and six months ended December 31, 2013. These charges are related to DeVry Education Group (not related to any segment), DeVry Medical International and Carrington Colleges Group which are part of the Medical and Healthcare segment, Becker Professional Education which is part of the International and Professional and Education segment and the Business, Technology and Management segment. DeVry University also realized a gain on the sale of its Decatur, Georgia facility which was recorded during the six months ended December 31, 2013. Restructuring charges were recorded for the three and six months ended December 31, 2012. These charges are related to DeVry Education Group (not related to any segment), Carrington Colleges Group which is part of the Medical and Healthcare segment and the Business, Technology and Management segment. The following table illustrates the effects of these restructuring charges and the gain on the asset sale on the operating income of the segments. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and are useful for period-over-period comparisons of such operations given the special nature of these transactions. DeVry Group uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Medical and Healthcare Operating Income	$35,311	$26,705	32.2%	$60,827	$51,887	17.2%
Restructuring Charge	4,803	1,416	NM	5,522	1,416	NM
Medical and Healthcare Operating Income
Excluding Restructuring Charge	$40,114	$28,121	42.6%	$66,349	$53,303	24.5%

International and Professional Education Operating Income	$16,409	$15,227	7.8%	$17,489	$18,576	-5.9%
Restructuring Charge	24	-	NM	24	-	NM
International and Professional Education Operating Income
Excluding Restructuring Charge	$16,433	$15,227	7.9%	$17,513	$18,576	-5.7%

Business, Technology and Management Operating Income	$9,947	$38,835	-74.4%	$(1,114)	$64,405	-101.7%
Restructuring Charge	(41)	200	NM	7,910	200	NM
Gain on Sale of Assets	-	-	NM	(1,918)	-	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge and Gain on Sale of Assets	$9,906	$39,035	-74.6%	$4,878	$64,605	-92.4%

CONTACT:
DeVry Education Group Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devrygroup.com
or
Media Contact:
Larry Larsen, (312) 497-0655
llarsen@greentarget.com